1 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED AMENDED AND RESTATED PRODUCT SUPPLY AGREEMENT This AMENDED AND RESTATED PRODUCT SUPPLY AGREEMENT (the “Agreement”), effective as of January 30, 2023 (the “Effective Date”), is made by and between SHL Pharma, LLC, a private limited liability company existing under the laws of Florida, with offices at 588 Jim Moran Boulevard, Deerfield Beach, Florida 33442 (“SHL”), and Xeris Pharmaceuticals, Inc., a Delaware corporation, with its principal office at 180 N. LaSalle Street, Suite 1600, Chicago, Illinois, 60601 (“Customer”), collectively the “Parties” and each individually a “Party”. RECITALS WHEREAS, Customer is engaged in the research, development, and commercialization of products for patients with unmet medical needs; and WHEREAS, Customer owns and possesses certain materials, intellectual property rights, information, and know-how related to the Drug Products (as defined below), and related research programs; WHEREAS, SHL is engaged in the design, development, and manufacture of drug delivery devices, and assembly of combination drug products involving delivery devices, including auto-injectors and pen injectors; WHEREAS, Customer and SHL’s Affiliate (defined below), Scandinavian Health Limited, a private company existing under the laws of Hong Kong, with its registered office at Room 810, Argyle Centre, Phase 1, 688 Nathan Road, Kowloon, Hong Kong (“SHL HK”) entered into a Joint Development Agreement effective as of January 29th, 2016 (the “Joint Development Agreement”) under which, SHL HK developed an auto-injector device based on SHL’s [***]for use with Customer’s Primary Packaging (defined below) when converted into assembled Product (defined below); WHEREAS, Customer, SHL HK, and SHL Medical AG, a private company existing under the laws of Switzerland with its registered office at Gubelstrasse 22, Zug 6300 and an Exhibit 10.3

2 Affiliate of SHL, agreed that as of October 1, 2018, all rights and obligations of SHL HK under the Joint Development Agreement were transferred to and assumed by SHL Medical AG. WHEREAS, Customer and SHL entered into a Product Supply Agreement effective as of August 1, 2018, as amended by the First Amendment to the Product Supply Agreement effective as of June 24, 2020 (as amended, the “Supply Agreement”), pursuant to which SHL manufactures the Devices through its Affiliate, SHL Taiwan (defined below), as a qualified supplier of SHL, and SHL assembles the Device together with Customer’s Primary Packaging into a fully assembled Product; WHEREAS, SHL and Customer wish to enter into this Agreement for the purpose of amending and restating, in its entirety, the Supply Agreement and to set forth the terms and conditions upon which Customer shall engage SHL to have the Devices manufactured and to provide the Services related to the above-mentioned Device, Primary Packaging, and Product; and NOW, THEREFORE, for and in consideration of the foregoing promises and the mutual covenants and obligations contained herein, the Parties do agree as follows: TERMS AND CONDITIONS 1. DEFINITIONS 1.1 “Affiliate” means, with respect to a Party, any corporation, company, partnership, joint venture, or other business entity controlled by, controlling, or under common control with such Party. For purposes of this definition, “control” means the direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in an entity, or such other relationship as, in fact, constitutes actual control. 1.2 “Agreement” shall be as defined in the preamble. 1.3 “Background Intellectual Property” means Intellectual Property owned, licensed to, or otherwise controlled by one of the Parties hereto prior to the performance of the Joint Development Agreement or developed, licensed, or otherwise controlled by one of the Parties outside the scope of the Joint Development Agreement or this Agreement or the Services and provided (whether hereto before or after the Effective Date) by that Party to the other for use in the Services within the scope of this Agreement.

3 1.4 “Best Practices” shall have the definition stated in Section 2.12. 1.5 “Capacity Commitment” shall have the definition stated in Section 5.1.6 and the applicable SOW. 1.6 “Commercially Reasonable Efforts” means, in the case of a Party, with respect to any activity means the level of efforts and resources (including the standard of care and skill and manner and quality) that would be used in the performance of the relevant activity in compliance with applicable laws, regulations and if applicable, GMP, by a person or entity (engaged in the manufacture and supply or commercialization of pharmaceutical products, as applicable) of comparable size and resources as the applicable Party with regard to a product at a similar stage in its product life taking into account the following factors to the extent reasonable and relevant: issues of safety and efficacy, quality, product profile, duration of exclusivity or other proprietary position of the product, the nature and length of supply relationship, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors, all as measured by the facts and circumstances at the time such efforts are due. Where this Agreement requires a Party to use Commercially Reasonable Efforts, such efforts and resources that are used by such Party’s Affiliates, agents, sublicensees and licensees, as relevant, shall also be attributed to such Party. For clarity, “Commercially Reasonable” has a correlative meaning. 1.7 “Components Colors” means the specific combination of colors of the surface of any specific components of the Device, chosen or accepted by Customer and approved by SHL in writing, to apply to the Device. For avoidance of doubt, typical surface elements may include but are not limited to the cap, needle shield, plunger rod, body, and rear cap of the Device. The Components Colors do not include the industrial design of the Device and do not therefore extend to the ornamental configuration, surface decoration features, or look and feel features of the Device. 1.8 "Confidential Information" means all confidential and proprietary information disclosed or provided hereunder to one Party by or on behalf of the other Party, its employees, consultants or advisors or any of the other Party’s Affiliates and its Affiliates’employees, including, but not limited to: (i) written records, business plans, operational information (such as administration, human resource, employee(s) or financial information), individual lists, research, notes,

4 manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes and tapes, (ii) products and services, (iii) machines, articles of manufacture and computer programs, (iv) designs and configurations, (v) analyses, (vi) drawings, sketches, models, apparatuses, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) data bases, (ix) inventions, devices, new developments, methods, processes, systems, formulations, configurations and uses, whether patentable or unpatentable and whether or not reduced to practice, (x) other copyrightable works, (xi) all technology, Know-How, and trade secrets and (xii) all similar and related information, data, records and materials in whatever form. Confidential Information shall also include all reports, analyses, notes or records taken about the Confidential Information or other information that are based on, contain or reflect any Confidential Information. 1.9 “Customer Materials” means Primary Packaging and any other materials that Customer provides to SHL in order for SHL to carry out the Services and to produce the Product and Deliverables. Solely when such term is used in connection with Services for assembly of the Products, “Customer Materials” shall include Devices for purposes of Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, and 3.9 and only after Devices have been (i) supplied by SHL Taiwan as a qualified supplier of SHL and (ii) received by SHL at the Facility located in Deerfield Beach, Florida. For the avoidance of doubt, the term “Customer Materials” shall not include the Devices for purposes of the intellectual property provisions set forth in Article 12 or the indemnification provisions set forth in Article 15. 1.10 “Defense Action” shall have the meaning stated in Section 12.13. 1.11 “Deliverables” shall mean the Devices and Products to be sourced by and delivered by SHL, and any other deliverable identified in this Agreement. 1.12 “Device” means a single-use injection device based on SHL’s [***] in the form of sub-assemblies sourced from SHL Taiwan and developed for Customer under the Joint Development Agreement, suitable for housing the Primary Packaging, inclusive of all components, assembly steps and quality release steps, to be manufactured in accordance with Product requirements defined in the applicable Statement of Work, and Product specifications and Device specifications in the Quality Agreement. For purposes of clarity, the Device includes any past or future versions of the Device supplied hereunder and does not include the Primary Packaging or the Drug Product contained therein.

5 1.13 “Disclosing Party” shall have the meaning stated in Section 10.1. 1.14 “Drug Product” means [***]. 1.15 “Effective Date” shall be as defined in the preamble to this Agreement. 1.16 “Enforcement Action” shall have the meaning stated in Section 12.14. 1.17 “Facility(ies)” means: (i) with respect to the manufacturing of the Devices, SHL Taiwan (defined below)’s facility located at 136 Guosheng 2nd Street, Taoyuan, Taiwan; (ii) with respect to the assembly of the Devices and Primary Packaging to produce Products, SHL’s facility located at 588 Jim Moran Boulevard, Deerfield Beach, Florida; (iii) with respect to storage Services, SHL’s facilities located at 951 Clint Moore Road, Suite A, Boca Raton, Florida 33487 and at 750 NW 33rd Street, Suite B, Pompano Beach, Florida 33064; or (iv) any facility operated by SHL or its Affiliates and approved in writing by Customer in accordance with the Quality Agreement. 1.18 “FDA” means the United States Food and Drug Administration or any comparable directorate of food and drugs administration of any jurisdiction of the Territory into which Customer desires to file a regulatory submission. 1.19 “Fee” or “Fees” means the service fees charged by SHL for the Services as set forth in the applicable Statement of Work. 1.20 “Field” means the treatment of moderate to severe hypoglycemia in adult or pediatric patients with type 1 diabetes. 1.21 “Force Majeure Event” shall have the definition stated in Article 23. 1.22 “Foreground Intellectual Property” means all information, Intellectual Property, works, discoveries, and creations that have been or are made, conceived or identified in the course of the performance of the Joint Development Agreement or the Services. 1.23 “Good Manufacturing Practices” or “Current Good Manufacturing Practices” (“GMP” or “cGMP”) means those practices laid down in international guide- lines and regulations such as the cGMP rules of the World Health Organization, ISO 13485, the United States Code of Federal Regulations (Title 21, Parts 210-211, as well as Parts 808, 812 820 (QSR)), applicable Guidance(s) for Industry and

6 FDA Staff (e.g. cGMP Requirements for Combination Products), and the Euro- pean Union Guide to Good Manufacturing Practice including Annexes in the production of Pharmaceutical Products, and any subsequent or future revisions of such guidelines and regulations. 1.24 “Indemnified Party” is defined in Section 15.3. 1.25 “Indemnifying Party” is defined in Section 15.3. 1.26 “Intellectual Property” means all rights, whether registered or unregistered, in patents, patent applications, inventions, Know-How, trade secrets and other confidential information, trade dress, designs, copyrights (including, without limitation, rights in computer software), data, database rights and sui generis rights, rights affording equivalent protection to copyrights, semiconductor topography rights, trademarks, service marks, trade dress, logos, domain names, business names, trade names, brand names, certification marks, assumed names and other indicators or origin, rights in any drawings, designs, plans, specifications, manuals, computer software, assets, inventor’s certificates and invention disclosures, writings and other works of authorship, whether copyright or not, bills of material, moral rights and all other industrial or intellectual property or other rights or forms of protection of a similar nature or having similar effect in any part of the world and rights in and in relation to them and, where appropriate, applications for any of them in any country or jurisdiction, rights in the nature of unfair competition rights, rights to sue for passing-off or dilution, the right to apply for any of them and all other information necessary for the technical exploration of any of the same and all registrations of or for the same. 1.27 “Joint Development Agreement” is defined in the preamble to this Agreement. 1.28 “JSC” is defined in Section 4.1. 1.29 “Know-How” means unpatented, unpublished, technical information (including, without limitation, information relating to inventions, discoveries, concepts, methodologies, models, research, development and testing procedures, the results of experiments, tests and trials, manufacturing processes, materials, formulae, formulations, processes, research or experimental results, techniques and specifications, quality control data, analyses, reports and submissions) that is not in the public domain.

7 1.30 “Latent Defect” shall mean a hidden flaw, weakness or imperfection of the Device or Product (other than any such flaw, weakness or imperfection related to or stemming from the Primary Package and/or the Drug Product) that cannot be readily ascertained from the mere observation or a reasonable or customary inspection of the Product. Latent Defects do not include defects of the Product that were caused by wear and tear, gradual deterioration or contamination. 1.31 “Long Term Forecast” shall have the definition stated in Section 5.1.1. 1.32 “Material Adverse Event” means the occurrence of, as shown based on one or more objective factors, any adverse circumstances or set of circumstances when taken individually or together with all other adverse changes or effects, which would make it commercially unreasonable to continue the Services. 1.33 “Minimum Order Quantity” or “MOQ” means the average manufacturing batch quantity for the Device or Product which would be the minimum for a single Purchase Order. The standard MOQ shall not be less than the batch size set forth in the applicable Statement of Work except as noted herein and with the agreement of SHL, and, in any event, Purchase Orders shall be a whole number multiple of the applicable batch size. For clarity, Customer shall be allowed to order smaller quantities of Product from time to time, to minimize obsolescence or to supply bulk unlabeled Product to partners in the Territory (e.g., [***] Products for sale in the United Kingdom or the European Economic Area). 1.34 “Price” means the price charged by SHL for the Device as set forth in the applicable Statement of Work. 1.35 “Primary Packaging” means a 1.0 mL long pre-filled syringe to be supplied by Customer and containing a dosage of 0.5mg or 1.0mg of Customer’s injectable Drug Product. 1.36 “Product” means the combination of the Primary Packaging and the Device, inclusive of labelling and bulk secondary packaging. For the avoidance of doubt, once fully assembled, the Product includes Customer’s Drug Product contained in the Primary Packaging, the Device, a Product label, and secondary bulk packaging and labeling approved in writing by Customer and provided by SHL. 1.37 “Purchase Order” shall have the definition stated in Section 5.2.1. 1.38 “Quality Agreement” means the Quality Agreement entered into between the

8 Parties effective as of October 8, 2021, as amended, which amended and restated the prior Quality Agreement dated April 14, 2020 and amended June 25, 2020. The Quality Agreement includes relevant Device and Product specifications, as applicable, and shall be amended from time-to-time as required. In the event of inconsistencies between this Agreement and the Quality Agreement, this Agreement shall control except for matters related to quality, compliance, or regulatory affairs. 1.39 “Receiving Party” shall have the meaning stated in Section 10.1. 1.40 “Receiving Party’s Representatives” shall have the meaning stated in Section 10.2. 1.41 “Renewal Term” shall have the meaning stated in Section 14.1. 1.42 “Rolling Forecast” shall have the meaning stated in Section 5.1.2. 1.43 “Scale-Up Plan” shall have the meaning stated in Section 2.13. 1.44 “Services” means (i) the manufacturing and supply of Devices by SHL’s Affiliate, SHL Taiwan, at the Facility located in Taoyuan, Taiwan; (ii) the applicable testing and quality release of the Devices by SHL’s Affiliate, SHL Taiwan, at the Facility located in Taoyuan, Taiwan; (iii) the transportation of the Devices from the Facility located in Taoyuan, Taiwan to the Facility located in Deerfield Beach, Florida; (iv) incoming inspection and release of Devices and the assembly of the Devices and the Primary Packaging into Products by SHL at the Facility located in Deerfield Beach, Florida; (v) the labeling and secondary bulk packaging of Products by SHL at the Facility located in Deerfield Beach, Florida; (vi) the applicable testing, handling, and storage of the Devices, Primary Packaging and Products by SHL at the Facility located in Deerfield Beach, Florida; and (vii) other services to be provided by SHL to Customer as specified in this Agreement or the applicable Statement of Work. The Services identified in (i)-(vii) above are further described in the applicable SOW. 1.45 “Safety Stock” means a stock of SHL Materials at a level mutually agreed to by the Parties as specified in the applicable SOW. 1.46 “SHL Materials” means, other than Customer Materials, any additional labelling and bulk packaging materials that are reasonably required for the performance of the Services, as further defined in the applicable Statement of Work. For

9 purposes of this definition, “Devices” shall be considered SHL Materials unless they are considered “Customer Materials” pursuant to the definition thereof. 1.47 “SHL Taiwan” means Scandinavian Health Limited, one of SHL’s Affiliates and a qualified supplier for SHL, duly established under the laws of Taiwan (R.O.C.) with its registered office at No. 36, Liufu Rd., Luzhu Dist., Taoyuan City, Taiwan. 1.48 “Statement of Work” or “SOW” shall have the meaning stated under Section 2.1. 1.49 “Term” shall have the definition stated under Section 14.1. 1.50 “Territory” means the United States, the United Kingdom, the European Union, Israel, the territory administered by the Palestinian Authority and any additional jurisdictions as agreed to in writing by the Parties. In addition, for purposes of the Customer’s named patient program, the Territory is global but limited to territories where the Product has not been authorized by the applicable health authority. 1.51 “Working Group” is defined in Section 4.5 of this Agreement. 2. SERVICES 2.1 During the Term, Customer shall request and SHL shall perform the Services, including without limitation by (i) ordering, transporting, importing and supplying the Devices from SHL Taiwan, (ii) conducting the applicable testing, quality release and storage of the Devices, (iii) assembling the Devices with the Primary Packaging into Products, (iv) labeling Products and conducting applicable testing and quality release of the Products, and (v) delivering any other Deliverables or performing any other Services as described in this Agreement and separate statements of work (each, a “Statement of Work” or “SOW”) entered into by the Parties referencing this Agreement. For purposes of clarity, SHL shall source the Device from SHL Taiwan, a qualified supplier of SHL, and SHL shall be responsible for all transportation, importation, quality testing and release of the Device and life cycle management, in accordance with this Agreement, each applicable SOW and the Quality Agreement. SHL shall be obligated to make available production capabilities sufficient to satisfy the Capacity Commitment and Customer shall be obligated to purchase all Devices, Products, and Deliverables duly ordered, produced, tested and released in accordance with this Agreement, any applicable Statements of Work and the

10 Quality Agreement. The specific activities and details in connection with the supply of the Devices and provision of the other Services shall be memorialized by way of Statements of Work. Once executed by both Parties hereto, each SOW becomes part of this Agreement, although the terms in a SOW will govern only Services described in that SOW. In the event of any conflict between the terms of this Agreement and any SOW, the terms of this Agreement shall govern unless otherwise specifically set forth in such SOW. 2.2 Each Statement of Work will include relevant Device or Product specific operating assumptions and parameters, the Device description, Product description, Primary Packaging description, secondary and bulk packaging description, batch sizes, order quantities, capacity requirements, other SHL Materials to be supplied or produced, storage conditions, Services to be performed and Deliverables to be delivered, Prices, Fees, and, if applicable, other compensation therefor, and JSC representation. SHL or its Affiliates shall perform the Services as described and identified herein or therein. All appendices and other exhibits hereto shall be deemed to be incorporated herein by reference. 2.3 SHL will produce and supply Devices from SHL Taiwan, its qualified supplier, and complete required stability studies to ensure Devices will have remaining shelf-life of at least [***] at the time of Device assembly and release at SHL Taiwan. 2.4 SHL perform the Services at the Facilities in compliance with the Quality Agreement, applicable laws and regulations, including applicable legislation concerning health, safety, and environmental protection, and GMP, in effect on or after the Effective Date. All Deliverables made available to the Customer for delivery in accordance with this Agreement shall have been produced in accordance with the Quality Agreement and all applicable laws, the provisions of this Agreement, SHL’s standard operating procedures, and GMP. 2.5 Customer shall ensure that SHL is the sole provider of Services for the Product. 2.6 SHL represents and warrants that SHL and its Affiliates have, and shall maintain throughout the Term, the capabilities and necessary certifications to provide the Services in accordance with applicable laws, regulations and GMP. SHL further represents that SHL and its Affiliates have, and shall maintain throughout the Term, all necessary authorization to manufacture the Devices and SHL and its

11 Affiliates have all necessary authorizations to assemble the Products. 2.7 SHL shall not subcontract any part of this Agreement to any third party or entity unless allowed by the Quality Agreement or otherwise consented to in writing by Customer, which consent shall not be unreasonably withheld. If such consent is given, SHL shall only subcontract with those parties that have executed a supply agreement and quality agreement containing provisions of the character and scope of this Agreement and the Quality Agreement applicable to the Services. Customer acknowledges that in SHL’s performance of this Agreement and each SOW, SHL may subcontract portions of its obligations hereunder and thereunder to its Affiliates as identified in this Agreement and in the Quality Agreement and that SHL shall ensure that such Affiliates comply with applicable provisions herein and therein, including without limitation its compliance obligations, through SHL’s supplier qualification and management program. 2.8 SHL shall ensure that its and its Affiliates’ employees, subcontractors, and agents abide by the terms and conditions of this Agreement, and any breach by any of its and its Affiliates’ employees, subcontractors, or agents of any such terms or conditions shall be deemed a breach of this Agreement by SHL. 2.9 SHL shall cause SHL Taiwan to not take, or to fail to take, any action that would be inconsistent with SHL’s performance of its obligations under this Agreement. 2.10 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CUSTOMER AND SHL MAKE NO OTHER REPRESENTATION OR WARRANTY, EXPRESS, OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PURPOSE. 2.11 Customer and SHL or its Affiliates shall review and update the Quality Agreement from time to time, as required. The Quality Agreement shall in no way determine liability or financial responsibility of the Parties for the responsibilities set forth therein or under this Agreement. In the event of a conflict between the terms of this Agreement and the Quality Agreement, this Agreement shall control except for matters related to quality, compliance and regulatory affairs, which shall be controlled by the Quality Agreement. Separate from this Agreement and the Quality Agreement, SHL shall maintain a quality agreement with SHL’s Affiliate, SHL Taiwan, to manage the manufacturing, supply and quality of Devices purchased by Customer for use in the Product,

12 and the terms of such quality agreement shall be comparable to those in Customer’s Quality Agreement with SHL. 2.12 SHL warrants that neither SHL and its Affiliates, nor any of the employees or agents performing Services under this Agreement: (i) have been debarred, and to the best of the SHL’s knowledge, are not under consideration to be debarred, by the FDA from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992 or any other equivalent or successor statutes, rules or regulations, whether foreign or domestic; or (ii) have been excluded, debarred, suspended or are otherwise ineligible to participate in federal healthcare programs or in federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or convicted of a criminal offense related to the provision of healthcare items or services, but has not yet been debarred, suspended, proposed for debarment or otherwise determined to be ineligible to participate in federal healthcare programs. 2.13 The Device and Product manufactured hereunder shall be subject to SHL’s lifecycle management program and SHL will regularly reevaluate the Device and Product in accordance with the then-applicable standards and best practices, regulatory requirements, and contemporary technology for “emergency use” auto-injectors (the “Best Practices”). The current Best Practices that SHL considers the Device and Product should meet during the lifecycle of the Device and Product will be outlined in a production scale-up plan (“Scale-Up Plan”) and the Quality Agreement, which shall be updated from time to time. Such Best Practices updates may come from, inter alia, new or adjusted requirements by FDA or comparable regulatory authority or relevant market complaints. SHL may, in its reasonable determination, determine from time to time that certain ongoing operational activities (e.g., heightened inspection), extra layers of risk mitigation activities due to potential post market incident(s), or other requirements, will be needed in order to enable the Device and Product to meet the current Best Practices. Parties agree that as such Best Practices requirements evolve, the Best Practices may need to be reviewed and updated as required. Should the Device or Product not meet the updated Best Practices, the Parties acknowledge and agree that the Device or Product may have to be reassessed by both Parties, and that Customer shall bear the cost of related feasibility studies or testing required for such reassessment. The Parties further acknowledge that

13 in such circumstances, the design of the Device or Product may need to be modified or an entirely new auto-injector may need to be developed to conform with the updated Best Practices, or it may be determined that the current Device or Product may no longer be feasible given the then current Best Practices. In the event that a Party believes a new Best Practice requirement is necessary or believes that the Device or Product does not meet the requirements of the Best Practices, such Party will provide written notice, which notice shall include reasonable supporting detail, to the other Party specifying the proposed Best Practice requirement, the rationale therefor and the manner in which the Device or Product does not meet such requirements. Following such notification, the Parties will promptly discuss the proposed Best Practices requirement and negotiate in good faith any changes to the Device or Product and related project scope, timelines, and additional fees and expenses necessary to bring the Device or Product and related manufacturing processes into compliance with the proposed Best Practices. While changes to Best Practices and changes to related project scope, timelines, and additional fees and expenses necessary to bring the Device or Product and related manufacturing processes into compliance with the proposed Best Practices shall be discussed and negotiated in good faith by the Parties, the final decision as to any changes to Best Practices and changes to related project scope, timelines, and additional fees and expenses necessary to bring the Device or Product and related manufacturing processes into compliance with the proposed Best Practices shall be at the reasonable discretion of SHL acting in good faith. The Quality Agreement shall be amended by the Parties to reflect any such changes in Best Practices. In the event that Customer does not agree to the changes of the Best Practices requirement or in the event that the Parties cannot reach an agreement on any related changes in project scope, timelines or additional fees and expenses necessary to bring the Device or Product and related manufacturing processes into compliance with the updated Best Practices within [***] of initiation of such negotiations, Customer shall be entitled to elect to approve a deviation from the Best Practices and SHL’s lifecycle management program, provided such deviation meets all regulatory obligations of SHL and Customer in connection with the Device and Product. Under such circumstance, (i) Customer shall document such election via a variance letter in writing, (ii) the variance letter Customer provided under (i) above shall provide that Customer shall be

14 responsible for all risk, liability, and cost resulting from any such deviation from SHL’s recommended lifecycle management program (including the Best Practices), and shall fully indemnify SHL against any third party damages resulting from such deviation (such indemnification to include this ninety (90)- day decision making period); and, (iii) except as otherwise expressly set forth in the variance letter Customer provided under (i) above, SHL’s obligations under this Agreement and each SOW, including its obligation to manufacture the Device and Product, shall remain in full force and effect notwithstanding such deviation. In the event Customer does not agree to the changes of the Best Practices requirements or the Parties cannot reach an agreement on any related changes in project scope, timelines or additional fees and expenses necessary to bring the Device or Product and related manufacturing processes into compliance with the updated Best Practices and Customer does not provide SHL with said variance letter or in the event, all manufacturing activities will be suspended, pending successful completion of said negotiations, with an understanding that time is of the essence. SHL shall be entitled to any Fees for the Services rendered and materials prepared up to the date of said suspension under this Agreement and the applicable SOW. 3. SUPPLY OF CUSTOMER MATERIALS 3.1 Customer agrees to provide SHL and its Affiliates with quantities of Customer Materials and related quality documentation, as necessary or useful for SHL and its Affiliates and in sufficient quantities necessary to conduct the Services, as needed by SHL and its Affiliates for: (i) the release tests of the Devices, (ii) the assembly of the Products, and (iii) the testing and release of the Products. Unless otherwise agreed to in writing by the Parties, deliveries of Customer Materials to be used in the Devices shall be made at least [***] prior to the delivery date of such Devices and deliveries of Customer Materials to be used in the Products shall be made at least [***] prior to the delivery date of such Products. Customer shall deliver such Customer Materials to SHL [***] Facility (Incoterms 2020), either to the Facility located at Deerfield Beach, Florida, or at the Facility located at Taoyuan, Taiwan, as indicated in writing by SHL. Customer Materials will be stored free of charge for up to [***] after delivery to SHL and thereafter shall be subject to the storage fee set forth in the applicable SOW; provided, however, that the storage fee shall be waived with respect to any Customer Materials

15 which must be stored for more than [***] due to SHL’s delay for the duration of the delay. SHL and its Affiliates shall use Customer Materials solely for the performance of this Agreement within the Facility and may not use the Customer Materials for any other purpose. By way of example, SHL and its Affiliates shall not produce any modified or unmodified derivatives of the Customer Materials and shall not attempt to analyze the Customer Materials for its chemical composition or microbiological aspect. Customer acknowledges that sufficient and timely supply of Customer Materials is crucial for completion of the Services in a timely fashion. 3.2 If applicable, the Parties will cooperate with and assist each other as may be reasonably necessary to permit the import of Customer Materials into the jurisdiction where the Services will be performed. 3.3 SHL shall not distribute or release any Customer Materials to any third party unless allowed by the Quality Agreement or otherwise instructed by Customer in writing. In addition, Customer Materials shall be used solely by SHL’s or SHL’s Affiliates’ employees and agents who are working directly on the performance of this Agreement and the applicable SOW. SHL or its Affiliates may not file for patent protection or other similar governmental rights on any invention encompassing, utilizing, or disclosing any Customer Materials. 3.4 All right, title, and interest in and to the Drug Product, Primary Packaging, and Customer Materials, and all Intellectual Property embodied therein, shall remain in Customer notwithstanding the transfer to and use by SHL or its Affiliates hereunder of the Customer Materials. Except for the right to use Customer Materials as expressly described herein, there are no grants of any right, license, or privilege to any Intellectual Property of Customer nor any rights thereunder to SHL or its Affiliates. SHL recognizes that Customer provides Customer Materials “as is”. CUSTOMER MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO CUSTOMER MATERIAL AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE. 3.5 Within [***] after receiving any Customer Materials, SHL or its Affiliates will inspect such Customer Materials and will promptly notify Customer to the extent such Customer Materials do not conform to the applicable specifications;

16 provided, however, that within [***] of receipt, SHL shall notify Customer of any apparent transportation damage. 3.6 Any loss of or damage to the Customer Materials, caused as a result of SHL’s or its Affiliates’ negligence or intentional misconduct from the time the Customer Materials arrive at the applicable Facility shall be borne by SHL or in the case of Devices constituting Customer Materials, caused as a result of SHL’s or its Affiliates’ manufacturing quality, transportation, negligence or intentional misconduct shall be borne by SHL. SHL’s risks of loss and damage over the Customer Materials (other than non-conforming Devices) shall cease upon the delivery of the Products to Customer. For purposes of clarity, SHL’s risks of loss and damage with respect to (i) the Customer Materials (other than non- conforming Devices) shall be limited to the replacement cost of the lost or damaged Customer Materials and shall be subject to the terms of Section 15.5 and Article 11 and (ii) non-conforming Devices shall be as set forth in Section 7.4. 3.7 Customer shall ensure that clear handling, use, and storage instructions are provided to SHL for all Customer Materials in accordance with this Agreement, the applicable SOW and the Quality Agreement (in particular the Primary Packaging and the Drug Product), and including any precautions or other special measures that SHL should be made aware of. 3.8 SHL or its Affiliates shall handle, use, and store the Customer Materials in accordance with the applicable SOW, the Quality Agreement, and all applicable laws, regulations, and GMP. 3.9 At the request of Customer, SHL shall return or destroy any Customer Materials in its possession, with written certification of such destruction provided upon Customer’s request, upon completion of the Services or the termination or expiration of this Agreement, subject to the terms of Section 3.10. Except as set forth in Section 7.4, any costs associated with such request shall be borne by the Customer. For the avoidance of doubt, in the case of Devices constituting Customer Materials, SHL shall not destroy any Devices unless instructed in writing by Customer. 3.10 Customer acknowledges that, in accordance with applicable laws, SHL may not be able to return to Customer certain Customer Materials upon completion of the Services, expiry or termination of this Agreement. Should SHL be unable to

17 return the Customer Materials upon completion of the Services, expiry or termination of this Agreement, SHL shall notify Customer in advance, destroy the materials at Customer’s cost and expense, and provide Customer with a certificate of destruction. Customer may not seek any compensation or refund upon the occurrence of such discarding or destruction. 4. PROJECT GOVERNANCE 4.1 Joint Steering Committee: As soon as reasonably practicable after the Effective Date, the Parties shall establish an executive lead team to be known as the joint steering committee (the “JSC”) to oversee, review, and coordinate the Services and Deliverables. All other committees or Working Groups established under this Agreement shall be subordinate to the JSC. The JSC will be comprised of representatives designated by SHL (including representatives from SHL’s Affiliate SHL Taiwan, as desired) and Customer, appointed at the sole discretion of the respective Parties. Substitute representatives may be appointed at any time upon written notice to the other Party. The JSC will be chaired by joint chairpersons appointed by the Parties. The initial composition of the JSC is provided in the applicable Statement of Work. 4.2 Responsibilities: The JSC shall be responsible for: (i) overseeing, managing, and providing strategic direction to the collaboration; (ii) reviewing and monitoring the activities and progress of Working Groups established under this Agreement; (iii) overseeing the integration and coordination of the Services and Deliverables, and associated legal matters; (iv) reviewing and monitoring the strategies and plans for the Services and Deliverables, and overseeing and managing the implementation of such plans; (v) overseeing and managing changes to the budgets, Long Term Forecast, Rolling Forecast, Capacity Commitment, capital expenditures, Fees, and Prices; (vii) ensuring quality, regulatory and compliance matters, including Device design and Product assembly change controls, are addressed as defined in the Quality Agreement; (viii) resolving disputes, disagreements, and deadlocks that are not resolved; (ix) determining whether the Services and the Deliverables should proceed in the event of a Material Adverse Event; and (x) undertaking or approving such other matters as are specifically provided for the JSC under this Agreement. 4.3 Meetings of JSC: The JSC will meet [***] or as often as the Parties agree is reasonably necessary to accomplish its purpose, on a mutually agreeable date

18 and at a mutually agreeable place. Additional representatives of SHL or Customer, or both, in addition to members of the JSC, may attend such meetings at the invitation of either Party. 4.4 Decision Making of JSC: A minimum number of [***] JSC members, representing both Parties in an equal manner, are required for decision making purposes, unless otherwise agreed to by the Parties. Decisions of the JSC shall be made by the members present in person or by other means (e.g., teleconference) at any meeting, with each Party having [***] vote (regardless of the number of attendees of that Party) and at least [***]) representative from each Party participating in such vote. In the event that the JSC is unable to reach consensus with respect to a particular matter, each JSC co-chairperson will appoint a representative to resolve the conflict within [***], and the proposed resolution will be presented to the JSC. In the event a dispute cannot be resolved by the JSC, then the matter will be resolved in accordance with Article 22. The minutes will be circulated and agreed upon by the Parties. 4.5 Working Groups: The JSC may designate working groups to address specific projects, planning or issues arising under this Agreement (“Working Groups”) regarding Services or Deliverables as required. Working Groups may be focused on specific areas, including: (i) quality, compliance and regulatory affairs, (ii) Device and Product design, tooling, equipment and assembly processes, (iii) operations and facilities, (iv) procurement, forecasting and capacity planning, (v) product development, (vi) project management and support, or (vii) any additional area deemed necessary by the JSC. Working Groups will meet as agreed by the Parties and will be responsible and report to the JSC. 5. FORECASTS / ORDERS / INVENTORY 5.1 Forecasts 5.1.1 Before the end of January of each calendar year, Customer shall provide SHL with a written, non-binding, long range forecast for the next [***] of Customer’s anticipated requirements (“Long Term Forecast”) for the Devices and Products respectively, as further described in this Agreement. 5.1.2 Customer shall provide SHL, at the beginning of each month with an [***] rolling forecast of its requirements respectively for the Device and Product (the “Rolling Forecast”):

19 a) The [***] of the most recent Rolling Forecast shall constitute a firm and binding order period, subject to the terms of Section 5.1.4 and 5.1.5. b) Months [***] of the most recent Rolling Forecast shall be non-binding. The Rolling Forecast shall be aligned with Customer’s production plan for Primary Packaging and quantities shall be in multiples of Primary Packaging batch quantities as listed in the applicable SOW, and subject to Capacity Commitments and forecast variances as described in Sections 5.1.5, 5.1.6, and the applicable SOW. 5.1.3 Each Rolling Forecast shall be accompanied by a set of new Purchase Orders, one for Devices and one for Products. 5.1.4 To the extent Customer fails to provide a Long Term Forecast or Rolling Forecast as required hereunder, the last applicable Long Term Forecast or Rolling Forecast previously provided by Customer shall be deemed to be the latest and current Long Term Forecast or Rolling Forecast provided by Customer. SHL has the right to adjust the level of capacity based on changes to the Long Term Forecast and Rolling Forecast. 5.1.5 Customer shall align production plans for the Device and Primary Packaging, the Rolling Forecast, and open Purchase Orders. Customer shall provide SHL with commercially reasonable advance notice of any significant Primary Packaging batch yield variance or delay that could impact the Rolling Forecast or open Purchase Orders, and in no event longer than [***]after such variance or delay is known to Customer. The [***] of any Rolling Forecast represent commitments to purchase the amounts provided in the Rolling Forecast for those [***]. Customer shall not incur a penalty for any batch yield variance less than [***] below the Primary Packaging batch multiples agreed to in the applicable SOW. For any batch yield variance greater than [***] agreed to in the applicable SOW, Customer shall incur a [***] delivered under that Purchase Order. This shall be in addition to any other penalties or costs applied pursuant to this Agreement. 5.1.6 At the beginning of each year, the JSC shall review SHL’s monthly and annual maximum capacity available for the Device and Product (“Capacity Commitment”), as specified in the applicable SOW. Any conflict between the Long Term Forecast and the Capacity Commitment shall be reviewed

20 and resolved by the JSC as required. 5.2 Purchase Orders 5.2.1 Customer shall submit one or more Purchase Orders to satisfy the binding portion of the Rolling Forecast (each a “Purchase Order”) as described in Section 5.1.2 above. The Purchase Orders shall reflect the total number of Devices and Products, respectively, required by Customer for all purposes, based on whole batch quantities, except as otherwise provided herein. SHL will use Commercially Reasonable Efforts to confirm Purchase Orders within [***] including confirmation of the quantity, Fees, Price, and other relevant information, and to deliver the Devices and Products within the timeframe specified on the confirmation of receipt of the Purchase Orders. In any event, Customer must provide Purchase Orders to SHL at least [***] before the desired delivery date for the Device and Product (as the case may be). For avoidance of doubt, Customer shall be allowed to occasionally sub- divide batches of Primary Packaging into smaller batches of Product to minimize obsolescence or supply Product to business partners, in accordance with the applicable SOW. 5.2.2 Absent of Customer’s receipt of written notice to the contrary from SHL within [***] after issuance of the Purchase Order, each Purchase Order shall be deemed accepted by SHL. 5.2.3 In the event SHL rejects a Purchase Order, SHL and Customer shall promptly discuss such rejection in good faith with a view to agreeing upon an amended Purchase Order reasonably acceptable to Customer and SHL. 5.2.4 Customer shall be responsible for aligning production plans for the Device, Primary Packaging, the Rolling Forecast, and open Purchase Orders. Customer shall deliver the Customer Materials to SHL at least [***] prior to the applicable Purchase Order delivery date for which such Customer Materials are to be used. If Customer delivers Primary Packaging less than [***] prior to the applicable Purchase Order delivery date, Customer shall not be penalized except as noted herein. If Customer delivers a batch of Primary Packaging less than [***] before the applicable Purchase Order delivery date, Customer shall be responsible for a rescheduling charge of [***] applied to the then current Price or Fees for quantities delivered under such applicable Purchase Order, which shall be in addition to any other

21 penalties or costs applied pursuant to this Agreement. For deliveries of Primary Packaging made less than [***] before the then current Purchase Order delivery date, SHL shall use Commercially Reasonable Efforts to reschedule Purchase Order delivery within [***] of Customer’s actual delivery of the Primary Packaging. For the avoidance of doubt, SHL shall have no late delivery liability for shipping delays if Customer delivers Primary Packaging less than [***] prior to a Purchase Order delivery date and any such delays shall not constitute a breach of this Agreement by SHL. For the avoidance of doubt, the foregoing does not apply to delayed delivery of Customer Materials if such delay is due to SHL’s delays in delivery of Devices. 5.3 Within [***] after the end of each month, SHL shall provide Customer with an inventory report showing quantities and batch numbers for Devices, Customer Materials, SHL Materials, and Product at the Facility in Deerfield Beach, Florida, in a format Parties have agreed upon. 5.4 Customer shall modify open Purchase Orders in accordance with adjustments to the Rolling Forecast as described in Section 5.1.5 subject to provisions therein. 6. DELIVERY 6.1 Title and risk of loss shall pass to Customer at time of delivery of Device or Products per the delivery term set forth in the applicable SOW. For the avoidance of doubt, SHL shall hold title and risk of loss for the Device until the Device has been delivered to SHL at its Facility located in Deerfield Beach, Florida as further described in the applicable SOW. SHL shall be responsible for selecting the carrier to transport Devices from SHL Taiwan’s Facility in Taoyuan, Taiwan to SHL’s Facility in Deerfield Beach, Florida which such carrier shall be a qualified supplier of SHL. Customer shall be responsible for selecting the carrier to transport the Products from the Facility to Customer’s facilities or contractors. SHL shall cooperate in a Commercially Reasonable manner with Customer and its selected carrier to arrange pick up for shipments as necessary to accommodate Customer’s Purchase Orders and business needs. SHL will notify Customer at least [***] prior to the date when SHL intends to deliver the Devices and Products. SHL shall not release Products to the Customer arranged carrier without written confirmation from Customer that the Product has been accepted for release and SHL is authorized to ship the Products, and such

22 written confirmation from Customer shall not be unreasonably withheld. 6.2 SHL shall deliver the Device and Product to Customer as specified in the applicable SOW and Quality Agreement, including certificates of compliance for each batch of Device and Product and, in the case of each batch of Devices, the incoming release documentation. In the event that SHL fails to meet the delivery date specified in the confirmed Purchase Order (including Purchase Orders accepted pursuant to Section 5.2.2) or has reason to believe that it will fail to meet such delivery date, SHL shall provide Customer with prompt written notice of such failure, identifying in such notice the earliest available date to make up for such failure. 6.3 SHL is responsible for maintaining and operating the Facilities and all equipment used to manufacture the Devices and assemble the Products in an acceptable state of repair in accordance with applicable law and GMP. SHL is responsible for validating all such Facilities and equipment using SHL’s standard procedures. For the avoidance of doubt, SHL shall ensure SHL’s Affiliate, SHL Taiwan, complies with the provisions herein through SHL’s supplier qualification and management program. 6.4 In order for SHL to produce the Devices and Products and perform the Services, Customer acknowledges that certain Device- or Product-specific capital expenditures may be necessary in respect to equipment or the Facilities. Any such specific capital expenditures must be agreed to by the Parties and JSC, and by amending the applicable SOW or entering into a separate dedicated equipment purchase agreement, which shall address the ownership of such Device-specific or Product-specific equipment, cost sharing obligations, and any other restrictions and obligations related thereto. Capital expenditures that are not Device-specific or Product-specific, including but not limited to maintaining regulatory compliance or expanding capacity, shall be borne by SHL. 6.5 All Devices and Products shall be labeled and packed in accordance with the applicable SOW. 6.6 Except as provided under Article 23 and Section 5.2.3, if at any time during the Term, SHL is or expects that it will be unable, in full or in part, to fulfill Customer’s Device and Product Purchase Orders for any reason, SHL shall immediately notify Customer, detailing the extent to which it will not meet such requirements and provide Customer with the expected date of arrival of the

23 Devices or Products. If Customer, in good faith, cannot accept the new date specified for delivery by SHL, or if the shipment fails to dispatch from the Facility within [***] after the delivery date specified on the original or revised Purchase Order, Customer shall be entitled to [***] reduction in Fee for assembly of the Product or the Price for the Device, as applicable, delivered under that order. For the absence of doubt, SHL is not responsible for delivery delays and/or failure to ship correct quantities of Devices or Product where such delays and failures are due to delays or short-falls in delivery of Customer Materials pursuant to Section 3 (it being understood that for purposes of this sentence, “Customer Materials” shall not include Devices). 6.7 Upon Customer’s written request, SHL will store the (1) Products at the Facility at no additional charge for a period of up to [***] after providing manufacturing or product batch records and testing and release documentation for the Products to Customer or (2) Devices at the Facility located in Deerfield Beach, Florida at no additional charge for a period of up to [***] after delivery of such Devices as described in the applicable SOW, in each case unless otherwise agreed to by the Parties. In the event that any of the foregoing documentation require Customer’s approval, such approval may not be unreasonably withheld. SHL may charge Customer a storage Fee as set forth in the applicable SOW for storage beyond that specified above or in the applicable SOW. SHL shall use Commercially Reasonable Efforts to protect the stored Devices or Products from damage, deterioration, loss, or theft. SHL will store all Devices and Products under the appropriate temperature and storage conditions as provided in the Quality Agreement and applicable SOW. SHL shall not grant, nor permit any creditor or other third party to acquire any security interest, lien, or other interest in or encumbrance on the Products. SHL shall reimburse Customer for any loss of or damage to the stored Devices or Products caused by SHL’s intentional misconduct or gross negligence. 6.8 In the event that SHL is unable to deliver the Devices or Product due to a non- conformance issue associated with the Primary Packaging or for any cause that cannot be directly imputed to SHL’s performance of this Agreement or the applicable SOW (such as delay or failure to deliver Customer Material pursuant to Section 3), SHL will store inventory of the Devices, Primary Packaging, or the Products at the Facilities for such period of time required to resolve the non- conformance issue associated with the Primary Packaging or the cause

24 preventing the delivery of the Devices or Products. In the event that SHL is required to store excess inventory of the Devices, Primary Packaging, or Products for Customer in accordance with this section, SHL shall: (i) charge Customer a storage fee as set forth in the applicable SOW or for Primary Packaging, in the amount to be specified by SHL at a later date; (ii) retain title to the Devices and Products only; and (iii) store the Devices, Primary Packaging, and Products under the appropriate temperature and storage conditions set forth in the Quality Agreement and the applicable SOW. For the avoidance of doubt, any delivery issue related to Devices or Products as a result of a Device non-conformance (i) shall be the responsibility of SHL to resolve, and (ii) Customer shall not be charged for any related Device or Product storage Fees until resolved by SHL. 6.9 In the event that inventories related to the Devices or Products need to be disposed of due to delays described in Section 6.7, or changes in the design of Device or Product, Customer shall be responsible for the costs related to replacing and/or disposing of such inventories, except for limitations to SHL inventory as otherwise stated herein. In such an event, Customer shall not be liable for more than [***] of SHL printed components inventory as applicable to the then current Rolling Forecast. 6.10 SHL shall in no event be responsible for temperature management or physical control of Product after SHL delivers the Product to Customer’s carrier under Section 6.1 of this Agreement. SHL shall be responsible for temperature management and physical control of Devices and Product until SHL delivers the Product to Customer’s carrier under Section 6.1 of this Agreement. 7. CONFORMANCE 7.1 Unless as otherwise stated in the Quality Agreement, prior to delivering Devices or Product, SHL shall: 7.1.1 confirm Devices conform to specifications and perform local Quality reviews and batch release at their Facilities according to applicable laws and GMP; and 7.1.2 confirm Products conforms to the specifications and perform a local Quality review and batch release according to applicable laws and GMP; and 7.1.3 provide Customer with a certificate of compliance, deviation and

25 investigation reports, and any other Product batch documentation required for Customer review, acceptance, and release; and 7.1.4 retain and store Devices and Products at the Facility under proper conditions until Customer has reviewed, accepted and provided written release for a Product batch; and 7.1.5 SHL will retain samples for each batch of Devices and Products. 7.2 SHL represents and warrants to Customer that, at the time of delivery, with the exception of the Primary Packaging, the Devices and Products will conform to and will have been processed in conformance with applicable specifications, change controls, Quality Agreement, and laws, including GMP and be free from all liens, encumbrances and defects in the title other than those that arise directly as a result of actions taken by Customer. 7.3 The remaining shelf life of a Device batch, once assembled into Product, shall be a minimum of [***] from the date of Product assembly. The shelf life of a Product batch shall be the shelf life assigned to the Primary Packaging batch used in the Product, as determined by Customer or Customer’s contractor, unless otherwise limited by the remaining shelf life of the Device at the time of Product assembly, in accordance with the Quality Agreement. For the avoidance of doubt, the shelf life of the assembled Product shall not exceed the [***] assembled shelf-life of the Device, unless the Parties agree the assembled Device shelf life can be extended beyond [***] in accordance with the Quality Agreement. 7.4 In the event that any Devices or Products delivered fail to conform to the applicable specifications or any of the warranties provided in this Agreement, Customer may reject the same by giving notice thereof to SHL, for any defects other than Latent Defects, within [***] after delivery, and for Latent Defects, within the shelf life of the Devices or Products, which notice shall specify the manner in which the Devices or Products fail to conform to any applicable specifications. All rejected Devices or Products will be returned to SHL or destroyed at SHL’s option and expense, if such rejection is related to the Device manufacture or Product assembly. In the event Customer’s rejection is justified, the Devices or Products rejected in accordance with this section will be replaced as soon as practically possible by SHL with Devices or Products that meet the specifications and quality requirements set forth in this Agreement at no cost to Customer, to the exception of any Primary Packaging-related expenses;

26 provided, however, that in the case of non-conforming Devices, Customer may in its sole discretion further elect to (i) withhold payment for such Devices until delivery of replacement Devices that meet the specifications and quality requirement herein, or (ii) request, and SHL shall promptly provide, a full refund of all amounts paid with respect to such non-conforming Devices, including without limitation, the Price of such Devices and any associated Fees, freight charges, or other expenses but excluding the 4-cavity surcharge described in the applicable SOW, in lieu of receiving replacement Devices. Other than with respect to SHL’s indemnification obligations pursuant to Section 15.2, the foregoing remedy is Customer’s exclusive remedy with respect to SHL’s failure to deliver Devices or Products that meet the specifications and quality requirements set forth in this Agreement. 7.5 If the Parties disagree as to whether a Device or Product conforms to the applicable specifications or the warranties provided in this Agreement, the Parties shall cooperate to have the Device or Product in dispute analyzed by an independent testing laboratory commonly selected or agreed to by the Parties, as defined in the Quality Agreement. The results of such testing shall be final and binding on the Parties on the issue of conformance. If the Device or Product is determined to conform to the specifications and the warranties, Customer shall bear the cost of the testing and pay for the Device or Product. If the Device or Product is determined not to conform to the specifications and the warranties, SHL shall bear the cost of the testing and provide the remedies described in Section 7.4. 7.6 In the event that Customer initiates a Product recall that can be attributed to a Latent Defect associated with the Device or Product and that is directly attributed to SHL’s performance of this Agreement or the applicable SOW, such recalled Product shall be replaced as soon as practically possible by SHL with Device or Product that meets the specifications and quality requirements set forth in this Agreement and the Quality Agreement at [***]. For the avoidance of doubt, this Section 7.6 shall not serve to limit any remedies available to Customer pursuant to Section 15 hereunder. 8. INSPECTIONS AND AUDITS 8.1 In accordance with the Quality Agreement, SHL shall advise Customer within [***] from the receipt of the official request if an authorized agent of any

27 regulatory authority visits a Facility for an inspection concerning the Device or Product, or if a regulatory authority issues a request concerning the Device or Product. Upon written request, SHL shall allow Customer to review, at the Facility, a copy of the report with respect to any such visit by such regulatory authority, if any, within [***] of SHL’s receipt of such report, provided that such review shall be subject to the provisions of Article 10 of this Agreement and that Customer shall not be allowed to make any copy of the documents reviewed. Prior to SHL submitting a response to any Device-specific or Product-specific regulatory authority regarding an inspection or request, Customer has the right to review any such response prior to submission to a regulatory authority. Customer’s right to review reports, data or documents under this section shall be subject to (i) SHL’s confidentiality obligations toward third parties, and (ii) SHL’s right to refuse to disclose proprietary data or information, to be exercised at SHL’s discretion, based on the nature of such data or information. The costs and expense of any regulatory audits that are specific to the Device or Product shall be borne by Customer. 8.2 In accordance with the Quality Agreement, Customer shall have the right, either by itself or through SHL approved independent outside auditors or consultants, which approval shall not be unreasonably withheld, not more than [***] during the Term to inspect and audit areas at each Facility where Services are performed by SHL; provided however, in situations where reasonable cause is shown, Customer shall have the right to audit more frequently for such situations. Such an audit may include the examination of production or quality records or performance of a general GMP audit, but excludes the right to make any copy of the documents reviewed or to take any photograph of the Facility visited. All such audits and any activity related to such shall be at Customer’s sole expense and shall (i) require at a minimum [***] advance written notice, (ii) occur during normal business hours as coordinated with SHL, and (iii) be scheduled in a manner that does not interfere unreasonably with operations. A condition of any such audit is that any such auditor or consultant shall enter into an agreement with the Parties on terms pursuant to which such independent auditor or consultant shall agree to maintain the confidentiality of the information obtained during the course of such audit. Customer related costs and expenses of any such audits that are specific to the Device or Product shall be borne by Customer. 8.3 Nothing in this article or in this Agreement grants Customer a right to audit or

28 inspect SHL’s financial and/or accounting records relating to this Agreement or SHL’s business overall. 8.4 SHL will cooperate with the Authorities, in accordance with applicable laws and regulations, if such Authorities request to carry out unannounced inspections related to the Device or the Product at the Facilities; and in accordance with the Quality Agreement, SHL shall notify Customer as soon as reasonably possible and no later than [***] after any unannounced inspections by FDA or other Authority. 9. FEES AND PRICES 9.1 Fees and Prices stated in the applicable Statement of Work shall be valid within the initial period set forth therein. After such initial period, the Fees and Prices shall be automatically adjusted in accordance with the [***], during the preceding [***] (the “PPI”). SHL shall, once a year starting in [***] and no later than [***], provide Customer with the updated Fees and Prices for the period between [***]reflecting the foregoing PPI adjustment. Customer shall have until [***] to challenge the calculation of the updated Fees and Prices. SHL shall then provide Customer with the confirmed updated Fees and Prices on [***]. The updated yearly Fees and Prices shall apply to Devices or Products ordered between [***]. Notwithstanding the foregoing, if an unexpected economic event causes SHL’s documented manufacturing or assembly costs for the Devices or Products to increase by more than [***] within [***], Parties agree to meet in good faith to negotiate a revised Fee or Price, as applicable, deemed equitable by both Parties. In the event Parties cannot agree on a revised Fee or Price by [***], Parties shall have remedies as further described under Articles 14 and 22. Prior to the Parties agreeing on the updated Fee or Price, the then current Fee or Price shall continue to apply until the Parties reach an agreement. 9.2 SHL shall submit invoices to Customer for Devices or Product at the time specified in the applicable Statement of Work. SHL shall separately invoice Customer for any storage or other Fees as described in the applicable SOW. Invoices shall be due and payable within [***] after Customer’s receipt thereof. Invoices shall be sent to Customer at: payables@xerispharma.com. 9.3 All invoices must reference a valid Customer Purchase Order number. All payments to SHL shall be made by wire transfer.

29 9.4 All payments shall be exclusive of applicable taxes, including but not limited to sales tax, value added tax or withholding taxes. Any such applicable tax, including withholding taxes required under applicable law to be paid or withheld, shall be an expense of, and borne solely by, Customer. In the event any withholding tax is levied on the Services in any jurisdiction, Customer shall increase the sum effectively paid to SHL so that the amount received by SHL after withholding tax is deducted is the full amount SHL would have received if no withholding or deduction had been made. SHL shall assist Customer in any effort by Customer in claiming any exemption and/or credit from such taxes under any double taxation or similar agreement or treaty from time to time in force, and in minimizing the amount required to be so withheld. In order to assist Customer in minimizing its withholding tax liability, upon reasonable request, SHL shall cooperate with Customer in providing necessary and reasonable documentation. 9.5 Notwithstanding the foregoing, Customer may contest any invoice or portion thereof if it reasonably believes that the charges reflected therein are inappropriate or questionable (paying all charges that are appropriate). For any invoice or portion of an invoice that Customer contests, Customer shall provide, within [***] of receipt of the invoice, written notification to SHL of such and SHL shall thereafter have [***] to respond to Customer. The Parties shall work together in good faith to resolve any such dispute within [***] of SHL providing its written response. Should the Parties be unable to resolve the matter within that time period, the Parties shall submit the matter to a mutually agreed third party for a binding determination regarding the disputed amount. The Parties agree that the third party shall have [***] to review, investigate, and make a determination. The costs arising during such dispute, including third party’s fees, administrative costs, attorney's fees, and any other foreseeable and reasonable fees and expenses shall be paid within [***] after announcement of the determination by the Party determined by the third party not be the prevailing party. Once the matter is resolved, Customer shall pay any outstanding charges within [***] thereafter. 9.6 In the event of early termination of this Agreement or any of the SOWs, SHL shall invoice Customer, its complete full and final settlement for such terminated work, a sum equal to its actual direct costs for the terminated work satisfactorily performed as of the effective date of termination, plus an allowance for

30 reasonable overhead and profit on such direct cost. SHL shall, upon request provide a financial accounting of all costs incurred and other supporting documentation for completion of payments by Customer to SHL prior to Customer incurring any obligation to pay such settlement amount. The time frames stated in Section 9.2 apply to any such settlements. For the avoidance of doubt, Customer shall be obligated to purchase all Safety Stock upon termination. 9.7 SHL may charge Customer an annual interest rate at [***] above ninety [***] for undisputed invoices not paid after the due date. 9.8 If any undisputed invoice is not paid by Customer in accordance with the provisions of Article 9, SHL may, at its discretion: (i) suspend the performance of the Services until the invoice is settled, provided that in such case, SHL will not be held responsible for any delay caused by such suspension; and (ii) exercise its right of lien or retention on any Deliverable that is still in SHL’s possession for which title has not already transferred to Customer, including Deliverables ordered by Customer and manufactured by SHL pursuant to any Purchase Order issued in accordance with Section 5.2, whether the unpaid invoice relates to such Deliverables or such Purchase Order or is unrelated to them. SHL’s remedies under this section shall cease to be effective upon receipt by SHL of Customer’s payment in full of all amounts that remain due under this Agreement. 10. CONFIDENTIAL INFORMATION 10.1 During the Term, each Party (the “Disclosing Party”) may disclose to the other Party (the “Receiving Party”) Confidential Information. Confidential Information does not include information that: (a) at the time of disclosure is published, known publicly, or is otherwise in the public domain, (b) is, at the time of disclosure or later, becomes publicly known under circumstances involving no breach of this Agreement, (c) is, as evidenced by the Receiving Party’s written records, lawfully and in good faith made available to the Receiving Party by a third party that did not (directly or indirectly) derive it from, or develop it for, the Disclosing Party, or (d) is, as evidenced by the Receiving Party’s written records, independently developed by the Receiving Party without the aid, use, or application of any of the Disclosing Party Confidential Information.

31 10.2 The Receiving Party (i) shall not disclose the Disclosing Party’s Confidential Information to any third party without first obtaining the express written permission of the Disclosing Party; (ii) shall use the Disclosing Party’s Confidential Information only as is necessary to fulfill its obligations pursuant to this Agreement, (iii) shall not reverse engineer or decompile any item containing Confidential Information, and (iv) except as expressly stated above, shall limit such disclosure to its officers, employees, consultants, auditors, lenders, advisors, and approved subcontractors (such persons or entities to receive Confidential Information, collectively, the “Receiving Party’s Representatives”) that are bound by confidentiality and non-use provisions at least as restrictive as those found herein on a need-to-know basis for purposes of fulfilling its obligations hereunder. The Receiving Party shall bear full liability towards the Disclosing Party for any conduct of the Receiving Party’s Representatives that would breach the terms of this Article 10. In addition, the Parties shall not disclose the existence of this Agreement or its terms to any third party without prior written consent of the other Party, which shall not be unreasonably withheld. The obligations of confidentiality and non-use set forth herein shall remain in effect for a period of [***] after the termination or expiration of this Agreement. Notwithstanding the foregoing, with respect to any trade secret information within the Confidential Information, the confidentiality obligations hereunder shall continue for so long as such information remains a trade secret. 10.3 Prior to the approved disclosure of the Disclosing Party’s Confidential Information to a third party, the Receiving Party shall obtain from any such third party a legally enforceable written agreement (other than with respect to a Party’s attorneys who are bound by professional duties of confidentiality not to disclose such information) not to disclose the Disclosing Party’s Confidential Information, or knowledge or Know-How derived therefrom, to any third party or use such Confidential Information for any purposes other than those contemplated by this Agreement. Both Parties shall take Commercially Reasonable Efforts to protect the other Party’s Confidential Information from disclosure or misappropriation (but in no event shall such Party use less than a reasonable degree of care) and shall be responsible for entering into written confidentiality agreements with any third parties that are no less restrictive than the provisions of this Agreement and for enforcing such agreements. Upon request, each Party shall provide to the other evidence of any confidentiality

32 agreement it required to be executed by a third party. 10.4 The existence of this Agreement, each of its terms and conditions, and all information required to be provided from one Party to another under the terms and conditions of this Agreement shall be deemed Confidential Information that is subject to the non-disclosure provisions of Article 10. 10.5 THE PARTIES ACKNOWLEDGE THAT EACH OF THEIR CONFIDENTIAL INFORMATION IS PROVIDED TO THE OTHER ON AN “AS IS” BASIS. NEITHER PARTY MAKES WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE OTHER’S CONFIDENTIAL INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. 10.6 The confidentiality obligations of the Receiving Party under this Article 10 shall not apply solely to the extent that any information is required to be publicly disclosed pursuant to a governmental, securities or judicial requirement, or other requirement of law, but only after notifying the Disclosing Party of such requirement, if legally permitted, and, if requested by the Disclosing Party, using reasonable efforts to minimize such disclosure and to obtain confidential treatment for all or relevant portions of the Confidential Information to be disclosed. 10.7 Subject to any license rights granted hereunder, upon request of a Party, and in any case upon expiration or termination of this Agreement, each Party shall promptly delete and or destroy any electronic or magnetic copies and return to the other Parties all tangible copies of the other Party’s Confidential Information. Each Party shall confirm in writing to the other Party that Confidential Information has been deleted or destroyed. 10.8 The Parties hereto acknowledge and agree that a breach of this Article 10 could give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each Party shall be entitled to obtain preliminary or injunctive relief and to enforce the terms of this Article 10 by a decree of specific performance. 11. INSURANCE Each Party shall maintain during the Term of the Agreement, at its own cost, general

33 commercial insurance as well as any other insurance, excluding contractual liability insurance, which may be required by local regulations or by the scope and nature of Services being provided. SHL shall secure property insurance for the Facility in Deerfield Beach, Florida with coverage for individual damage up to [***]. 12. INTELLECTUAL PROPERTY RIGHTS 12.1 Background Intellectual Property: It is recognized and understood that the existing Background Intellectual Property of either Party is their separate property, respectively, and ownership of such existing Background Intellectual Property is not affected by this Agreement, and neither Party shall have any claims to, or rights in, such Background Intellectual Property of the other Party. It is expressly agreed that neither Party transfers by operation of this Agreement to the other Party any interest in Background Intellectual Property other than expressly granted herein. 12.2 Foreground Intellectual Property: The Parties acknowledge and agree that, in connection with the Device, no Intellectual Property has been jointly created or shall be jointly owned by the Parties. As between the Parties, SHL shall own all Foreground Intellectual Property embodied in or related solely to the Device, including Intellectual Property embodied in Device molds and tooling fabricated for Customer in support of the Device. SHL shall also own without limitation the right to sue and collect damages for past, present, and future infringement or misappropriation of all Intellectual Property rights solely embodied in or related to the Device. Customer shall promptly disclose to SHL on a confidential basis any invention or discovery concerning any aspects of the Device conceived, or conceived and reduced to practice, in the performance of the Services under this Agreement. Customer shall require its employees and/or, its agents performing under this Agreement to promptly report and assign such Intellectual Property to SHL. Upon receipt of a written request delivered by SHL, within [***] of the disclosure of such invention as stated under this section, Customer shall execute, without charge to SHL, an irrevocable assignment of all such rights, title and interest in and to such invention to SHL. Customer further agrees to use its Commercially Reasonable Efforts to assist SHL, at SHL’s request, cost, and expense, to file patent, prosecute, and maintain applications and patents on such invention. Nothing in this Agreement gives Customer or its Affiliates the right to file for patent protection or other similar governmental rights (including but not limited to Reference Listed Drug filings such as the

34 FDA’s Orange and Purple Books) claiming any invention encompassing, utilizing, or disclosing any SHL Materials. 12.3 Customer Materials: Customer shall own all Foreground Intellectual Property embodied in or related to the Customer Materials, including but not limited to any forms or formulations of the Drug Product, methods of using the Drug Product, dosage regimens, treatments employing the Drug Product, or improvements to the Drug Product, and any improvements in or to any of the preceding. Subject to Section 12.2 above, Customer may pursue patent or other legal protection of its Intellectual Property at its discretion. SHL shall promptly disclose to Customer on a confidential basis any invention or discovery directly related to the Customer Materials, including the Drug Product conceived, or conceived and reduced to practice, in the performance of the Services under this Agreement. SHL shall require its employees and/or, its agents performing under this Agreement to promptly report and assign such Intellectual Property to Customer. Upon receipt of a written request delivered by Customer, within [***] of the disclosure of such invention as stated under this section, SHL shall execute, without charge to Customer, an irrevocable assignment to Customer of all such rights, title and interest in and to such invention. SHL further agrees to use its Commercially Reasonable Efforts to assist Customer, at Customer’s request, cost and expense, to file patent, prosecute and maintain applications and patents on such invention. Nothing in this Agreement gives SHL or its Affiliates the right to file for patent protection or other similar governmental rights (including, but not limited to, Reference Listed Drug filings such as the FDA’s Orange and Purple Books) claiming any invention encompassing, utilizing or disclosing any Customer Materials. 12.4 Industrial Design 12.4.1 Customer does not request the creation of a specific industrial design for the Device. The Parties acknowledge that no specific design has been created as part of the Services. The design of the shell and of the cap components of the Device shall be under the current standard industrial design of the Device platform, which has not been specifically created by SHL for Customer. The industrial design shall be part of SHL’s Background Intellectual Property. 12.4.2 Customer requests the use of Components Colors as described in the

35 applicable Statement of Work. SHL agrees that SHL and its Affiliates will not manufacture, have manufactured, provide, or assist any third party to manufacture any device based on the same technology [***] that has components of the same color combination as the Components Colors, when such device is to be used in connection with the Drug Product, in the Field, and in the Territory. 12.5 Licenses 12.5.1 Subject to the terms and conditions of this Agreement, SHL hereby grants, and causes its Affiliates to grant, to Customer, and Customer hereby accepts, a royalty free, fully paid-up, non-transferable, non-exclusive license covering the distribution, use, sale, offering for sale, promotion, marketing, exportation, and importation of the Device for the sole purpose of Product in the therapeutic Field and this Agreement. This license shall be exclusive of any right to manufacture the Device and Product. This license may not be sub-licensed by Customer to any person or entity except to (i) its Affiliates; (ii) third parties (other than competitors of SHL) but solely for the purpose of providing non-manufacturing services, including but not limited to testing or assembly services, on behalf of Customer or its Affiliates with respect to the Product and solely for the purpose of this Agreement; and (iii) its licensees, customers and distributors of the Drug Product or the Product in the Territory in connection with obtaining and maintaining regulatory approvals, and the distribution, use, selling, offering for sale, promotion, marketing, exportation, and importation of the Device and Product, by such licensees, customers and distributors of the Drug Product or the Product. Any license granted hereunder shall automatically terminate upon the expiration or termination of this Agreement without need of any further writing between the Parties; provided, however, that Customer may continue to exercise such license to the extent necessary for the sale by Customer of any remaining inventory of Product. 12.5.2 Subject to the terms and conditions of this Agreement, Customer hereby grants to SHL, and SHL hereby accepts, a royalty-free, fully paid-up, non- transferable, non-sub-licensable, and non-exclusive license to use the Customer Materials to perform the Services pursuant to this Agreement. This license shall be exclusive of any right to manufacture, develop or create

36 derivative works of the Drug Product, the Primary Packaging or other Customer Materials. This license may not be sub-licensed by SHL to any person or entity except to (i) its Affiliates or (ii) third parties (other than competitors of Customer) but, in each case, solely for the purpose of providing manufacturing testing or assembling the Device, on behalf of SHL or its Affiliates with respect to the Product and solely in connection with this Agreement. Any license granted hereunder shall automatically terminate upon the expiration or termination of this Agreement without need of any further writing between the Parties. 12.5.3 All licenses or other rights to use, by one Party, the Intellectual Property of the other Party as granted under this Agreement shall be limited to the specific Drug Product, Device, Field and Territory as specified in this Agreement and no such license shall be deemed to grant a Party access to Intellectual Property for any application to or use with a particular drug, device, field and/or indication that has not been previously identified in this Agreement. 12.6 SHL owns and shall retain all right, title, and interest in and to all SHL’s Confidential Information and SHL’s Intellectual Property. Except otherwise stated within this Agreement, no Intellectual Property, right, license or privilege is granted to Customer under this section. 12.7 Customer owns and shall retain all right, title, and interest in and to all Customer’s Confidential Information and Customer’s Intellectual Property. Except otherwise stated within this Agreement, no Intellectual Property, right, license or privilege is granted to SHL under this section. 12.8 Patenting: Customer shall control the filing, prosecution, and maintenance of any patent applications claiming any Customer’s Intellectual Property, and shall be responsible for paying all costs associated therewith. SHL shall control the filing, prosecution, and maintenance of any patent applications claiming any SHL’s Intellectual Property, and shall be responsible for paying all costs associated therewith. 12.9 Upon request, SHL may provide only to Customer’s appointed patent attorney for review only by such Customer’s attorney, the freedom to operate assessment conducted by SHL and/or its outside patent counsel related to the Device provided that SHL, Customer, and Customer’s patent attorney or outside

37 counsel have entered into confidentiality agreement as restrictive as set forth herein. Such review shall take place at a time mutually agreed by the Parties. 12.10 Customer shall provide SHL with artwork, copy or other material developed or produced in support of the Product labels, printed packaging, materials and Product inserts or leaflets. SHL will not make any change to the artwork, copy, or other materials submitted to the FDA by Customer without the prior written approval of Customer. Customer shall have the right to specify any Commercially Reasonable individual or bulk package sizes and types. SHL disclaims any responsibility with respect to any such artwork, copy or other material developed or produced in support of the Products’ labels, printed packaging materials and inserts or leaflets. Customer shall have no rights to use the artwork, trademarks, service marks, trade names, and logos owned by or licensed to SHL without SHL’s prior written consent. Customer warrants that labels and printed packaging materials related to the Product shall not infringe, copy, or free ride, in whole or in part, upon the labels, trade dress, or printed packaging materials of third parties. 12.11 Except as specifically set forth herein, the Parties expressly acknowledge and agree that neither intends to convey any rights, licenses, assignments or grants to the other, by implication, estoppel or otherwise, as a result of this Agreement. Nothing in this Agreement shall be construed as conveying any rights, license, assignments or grants (implied or mandated by law, equity or otherwise) in either Party’s Intellectual Property, including without limitation any Know- How, statutory or non-statutory rights, and in any other drug or pharmaceutical product besides the Product. The Parties shall execute and deliver, and shall cause to be executed and delivered, such further documents and take or cause to be taken such further actions as may be necessary or appropriate to effectuate more fully this Agreement and to carry out the business contemplated by this Agreement, including without limitation any Intellectual Property licenses or assignments, grants, or powers-of-attorney, as may be commercially reasonable and required. 12.12 If either Party becomes aware of any circumstance, claim, or proceeding that relates to the Intellectual Property of the other Party that is embodied in the Device or Product that may adversely affect the validity, title, or enforceability of such Intellectual Property, or any actual, alleged, or threatened infringement

38 of such Intellectual Property, or any actual, alleged, or threatened misappropriation or misuse of such Intellectual Property, such Party shall promptly notify the other Party thereof in writing. 12.13 If any Intellectual Property embodied in the Product becomes the subject of a third party claim of Intellectual Property infringement, misappropriation, or misuse, SHL, with respect to the Device Intellectual Property, and Customer, with respect to the Customer Materials Intellectual Property, may, at its cost and expense, defend against such claim or initiate any declaratory judgment action or bring any other action necessary to protect such Intellectual Property (a “Defense Action”). If a Partly commences any such Defense Action as provided hereunder, the other Party may, at its option, elect to join such Party in such Defense Action, in which case such other Party shall bear its own out-of-pocket expenses (including the fees and expenses of any separate counsel) arising from such election to join. In connection with any such Defense Action and subject to the provisions of Section 12.16, the Parties shall cooperate fully and shall provide each other with any information or assistance that either reasonably requests. 12.14 If a third party infringes, misappropriates, or misuses any of SHL’s Intellectual Property embodied in the Device, SHL may institute, at its sole cost and expense, any actions against such third party for any such infringement, misappropriation, or misuse of SHL’s Intellectual Property (each an “Enforcement Action”). If SHL fails or decides not to institute or to continue an Enforcement Action, Customer does not have the right to institute an Enforcement Action with respect to SHL’s Intellectual Property as Customer has no standing. The Customer has no recourse against SHL should SHL fail or decides not to institute or continue an Enforcement Action with respect to SHL’s Intellectual Property. If SHL decides to institute such an Enforcement Action, the Parties shall discuss in good faith to determine if SHL on its own or both Parties jointly will bring the action to terminate such infringement or misappropriation. The cost of such Enforcement Action (including attorney’s and other professionals’ fees) shall be borne by SHL if bringing the Enforcement Action on its own or as the Parties may agree in writing if bringing the Enforcement Action jointly. 12.15 Each Party shall make Commercially Reasonable Efforts to cooperate and execute or cause to be executed all necessary documents and take or cause to be taken all appropriate actions, at the expense of the prosecuting Party, to: (i) allow

39 the other Party to exercise a Defense Action, and (ii) institute and prosecute such Enforcement Action. In connection with any such Defense Action or Enforcement Action, the Parties shall fully cooperate and shall provide each other with any information or assistance that either reasonably requests. Each Party shall keep the other informed of developments in any such Defense Action or Enforcement Action. 12.16 Neither Party may settle any Defense Action or Enforcement Action or consent to the entry of any judgment or settlement or otherwise compromise any such action or suit in any way that may adversely affect the other Party’s rights or interests, without the other Party’s prior written consent. 12.17 Any award paid by a third party as a result of any Defense Action or Enforcement Action contemplated under Section 12.13 or 12.14, as applicable, whether by way of settlement as contemplated by Section 12.16 or otherwise, shall be allocated first pro rata to the reimbursement of any expenses incurred by the Parties in such Defense Action or Enforcement Action, and any remaining amounts shall be allocated to the Party that instituted such Defense Action or Enforcement Action. 12.18 To the best knowledge of the Parties as of the Effective Date, neither the entering of this Agreement nor fulfilling their obligations in connection with this Agreement will infringe the Intellectual Property, contractual, or other proprietary rights of any third party. Further, SHL represents and warrants to Customer that, to SHL’s knowledge, as of the Effective Date, the use and sale of the Device or any other technology used and associated with such Device, will not infringe the valid Intellectual Property or other proprietary rights of any third party. Customer represents and warrants to SHL that, to Customer’s knowledge, as of the Effective Date, the use of the Customer Materials will not infringe the Intellectual Property or other proprietary rights of any third party. 13. USE OF NAME Except as required by applicable law or regulation, neither Party will use the name, logo, or trademarks of the other Party or its Affiliates in any publicity, regulatory filing, advertising, or news release without the prior written approval of an authorized representative of the other Party. 14. TERM AND TERMINATION

40 14.1 The Initial Term of this Agreement shall end upon the fifth (5th) anniversary of the Effective Date (the “Initial Term”). This Agreement shall automatically renew for successive two (2) year periods (each a “Renewal Term”, and all such Renewal Terms together with the Initial Term, collectively the “Term”), unless either Party notifies the other Party in writing, at least [***] prior to the expiration of the then current Term that such Party does not wish to renew this Agreement for an additional Renewal Term. In addition, unless otherwise expressly specified in a SOW, each SOW hereunder shall have the same Term as this Agreement and shall terminate when this Agreement is terminated or expires. 14.2 Termination for cause. 14.2.1 Either Party may terminate this Agreement or any SOW hereunder for cause prior to the completion of the Term. If a Party fails to perform any material obligation or otherwise breaches a material provision of this Agreement or a SOW, the non-breaching Party may provide written notice thereof, specifying in detail the nature of the breach and indicating its intent to terminate if such breach is not cured. A Party in breach of this Agreement or a SOW shall have [***] from receipt of such notice to remedy such breach. If the breach is not cured within [***], the non-breaching Party may elect to terminate this Agreement or such SOW immediately by written notice to the breaching Party. 14.2.2 Customer may terminate this Agreement or any SOW at any time during the Term if (i) except as provided under Article 23, SHL voluntarily delays the performance of the Services for a continuous period of [***], or (ii) SHL has [***] or more late Purchase Order deliveries during any [***]which were not the result of Customer’s failure to deliver Primary Packaging on-time, or (iii) Customer provides SHL with a copy of the notice received from the FDA informing it of a refusal, cancellation or withdrawal of the regulatory authorization that would have allowed Customer to commercialize the Product or the Drug Product in the Territory. 14.2.3 Either Party may terminate this Agreement or any SOW effective upon issuance of written notice if, at any time, the other Party files a petition in bankruptcy, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent.

41 14.2.4 In the event there is a material change to FDA or comparable regulatory authority requirements, or other applicable laws, which makes the manufacturing of the Device or Product for the intended use impossible to achieve by using commercially reasonable personnel or financial resources, the Parties will enter into good faith discussions to resolve such matter in accordance with Section 14.4.3 of this Agreement. In the event the Parties are not able to reach an agreement on how to resolve such matter within [***] of initiation of such negotiations, either Party may terminate this Agreement or any SOW by providing [***] prior written notice to the other Party. 14.3 Termination without cause. This Agreement or any SOW can be terminated without cause by one Party providing written notice to the other Party at least [***] prior to the expiration of the Initial Term or the expiration of any subsequent Renewal Term, as provided for in Section 14.1. 14.4 Effect of termination or expiration. 14.4.1 Upon termination or expiration of, as applicable, this Agreement, SHL shall immediately discontinue its use of Customer Materials and performance of the Services as directed by Customer, except as otherwise required to complete Services described herein. 14.4.2 If expiration or termination of this Agreement or SOW is due to a material breach as described in Section 14.2.1, the terminating Party shall not have any obligation to make any further payments to the other, except for any amount that would remain due to the other Party as of the date of termination or expiration of this Agreement or SOW. In the event of expiration or any termination (other than a termination due to a material breach by SHL) occurring prior to the completion of the Services, Customer shall not be relieved of its obligation to: (i) accept delivery of conforming Devices or Products manufactured or in the process of being manufactured for Purchase Orders opened prior to the date of termination or expiration; (ii) pay for all conforming Devices or Products manufactured or in the process of being manufactured for open Purchase Orders prior to the date of termination or expiration; and (iii) cover all costs related to work in process and the raw materials to be specifically used in the performance of this Agreement or the applicable SOW and that were purchased or stored

42 by SHL in accordance with Customer’s binding and non-binding forecast in accordance with Section 5.1.2, including but not limited to, any Safety Stock maintained pursuant to this Agreement and Device work in process produced by SHL prior to the date of termination or expiration of this Agreement. 14.4.3 If expiration or termination of this Agreement or any SOW is not due to a material breach by either Party as described in Section 14.2.1, Customer shall have the option to: (i) secure additional Product from SHL at the then applicable Price or Fee set forth in the applicable SOW for quantities up to [***] of the latest Rolling Forecast for delivery at a mutually agreeable time; and (ii) purchase Devices required to assemble Product at the then applicable Price or Fee set forth in the applicable SOW at another manufacturing site for a minimum of [***] after SHL Services at the Facilities have been completed. For the avoidance of doubt, the Fee and Price hereunder shall be subject to Section 9.1. 14.4.4 Upon the expiration or termination of this Agreement and upon receipt by SHL, in full, of all fees and expenses due by Customer, each Party shall promptly and in any event within [***], return to the other its Confidential Information and tangible embodiments of its Intellectual Property and tangible copies thereof as well as destroy all electronic copies thereof in that Party’s possession, custody or control; provided, however, that each Party may retain a copy of such information as necessary for archival purposes. Each Party shall, upon request, provide to the other a written confirmation that all the foregoing information or materials have been either returned to the Party to whom they belong or have been lost or destroyed such that no copy, electronic or otherwise, exists in the confirming Party’s possession, custody or control. 14.4.5 Upon the expiration or termination of this Agreement, any licenses to Intellectual Property shall be deemed cancelled and revoked without need of any further writing between the Parties. Such cancellation and revocation shall not apply to Products already delivered, and the Devices therein, or Devices purchased and provided under Section 14.4.3. 14.4.6 Termination or expiration of this Agreement or any SOW shall not waive any other remedies or continuing obligations as set forth herein or in the

43 Quality Agreement, including, but not limited to those regarding quality, Confidential Information and Intellectual Property. 15. INDEMNIFICATION AND LIABILITY 15.1 Customer shall defend and indemnify SHL and its Affiliates, and its officers, agents, and employees, from and against all third party claims, losses, damages, injuries, costs, or expenses that may be sustained, suffered, or incurred by any of the foregoing, including without limitation, expenses of litigation and reasonable attorneys’ fees for: (i) any breach of Customer’s representations, warranties, or obligations under this Agreement, or non-fulfillment of or failure to perform any covenant or agreement made by Customer in this Agreement, which breach of representations shall include, for the avoidance of doubt, the infringement of any third party’s Intellectual Property by the use of Customer Materials by SHL, as permitted hereunder; (ii) any personal injury, death or property damage caused by the possession, use of Customer Materials or consumption by any person of the Drug Product to the extent such injury, death, or damage was not caused by a defect or malfunction of the Device or Product, as applicable; (iii) any manufacturing defect in the Drug Product or the Primary Packaging; (iv) the use of any Primary Packaging or Drug Product supplied to SHL by Customer; and (v) any other intentional act, negligent act or omission on the part of Customer or its respective employees or agents, in each case, to the extent any such losses are not the result of the negligence or willful misconduct of SHL. 15.2 SHL shall defend and indemnify Customer and its Affiliates, and its officers, agents, and employees, from and against all third party claims, losses, damages, injuries, costs, or expenses that may be sustained, suffered, or incurred by any of the foregoing, including without limitation, expenses of litigation and reasonable attorneys’ fees for (i) any breach of SHL’s representations, warranties, or obligations under this Agreement, or non-fulfillment of or failure to perform any covenant or agreement made by SHL in this Agreement, which breach of representations shall include, for the avoidance of doubt, the infringement of any third party’s valid Intellectual Property by the manufacture, use, sale, importation, assembly or distribution of the Device in the Territory by Customer; (ii) any personal injury, death or property damage caused by the possession, use or consumption by any person of the Device that is a result of SHL’s actions or inactions, to the extent such personal injury, death or property

44 damage was not caused by the possession, or use of any of the Customer Materials or consumption of the Drug Product; and (iii) any other intentional act, negligent act or omission on the part of SHL or its employees or agents, including, without limitation, SHL’s failure to comply with all applicable laws, rules and regulatory requirements within the Territory concerning the Device, except if any such claim arises from a negligent act or omission or the intentional misconduct of Customer or from one of Customer’s named patient programs as a result of the Product not being authorized by the applicable health authority. 15.3 In the event that any claim is asserted against any Party hereto, or any Party hereto is made a Party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is subject to a claim for indemnification under this Article 15, then such Party (an “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding, at such Indemnifying Party's own cost and expense, and if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to approve any attorney or counsel selected by the Indemnifying Party (which approval shall not be unreasonably delayed or withheld) and to join in the defense of said claim, action or proceeding at its own cost and expense. In no event shall either Party institute, settle, or otherwise resolve any claim or potential claim, action or proceeding relating to the Product or Intellectual Property of or licensed by SHL under the terms of this Agreement, without the prior written consent of the other Party. 15.4 In no event shall either Party be liable to the other Party or its Affiliates under this Agreement for: (i) any indirect, consequential, incidental, punitive, or special damages; and (ii) lost profits, loss of use, loss of data, loss of revenue, or damages resulting from value added to the Product. 15.5 In no event shall either Party’s total liability to the other Party arising under this Agreement, including any indemnification paid by either Party pursuant to

45 Sections 15.1 and 15.2 of this Agreement, exceed the total amount received by SHL from Customer under this Agreement during any [***] beginning on the Effective Date, or the sum of [***], whichever is lesser. 16. SURVIVAL Termination of this Agreement by either Party or its expiration shall not affect the rights and obligations of the Parties accrued prior to the date of the termination or expiration. The rights and obligations of the following Articles and Sections shall survive the expiration or termination of this Agreement: 1, 2.9, 2.10, 3.4, 3.6, 3.9, 3.10, 7, 8.1, 10, 11, 12, 13, 14.4, 15, 16, 17, 18, 19, 20, 21, 22 and 25; except, SHL’s obligation to continue performing the activities in this Agreement shall not survive. 17. SEVERABILITY If a court or other tribunal of competent jurisdiction should hold any term or provision of this Agreement to be excessive, invalid, void, or unenforceable, the offending term or provision shall be deleted, and if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties. Any invalidity or unenforceability of any article or provision of this Agreement shall not affect the remainder of the Agreement. 18. RELATIONSHIP BETWEEN THE PARTIES 18.1 SHL and Customer, for all purposes related to this Agreement, shall be deemed independent contractors. Nothing in this Agreement shall be deemed to create a relationship of employment or agency or to constitute the Parties as partners or joint ventures. 18.2 This Agreement shall not be deemed to confer any rights or remedies upon any person not a Party hereto. 18.3 SHL and Customer shall bear the sole responsibility for all compensation and benefits of their respective employees, subcontractors, and agents. 19. NO WAIVER The failure of either Party to require performance by the other Party of any of that other Party’s obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this

46 Agreement shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation, or warranty hereof. 20. NOTICES Any notices given under this Agreement shall be in writing and shall be deemed delivered when received. Any notice under this Agreement shall be sent by: (i) first- class mail, postage prepaid; (ii)by electronic delivery with confirming transmission and receipt; (iii) courier; or (iv) hand delivery; and addressed to the addresses shown below (or any other address as the Parties may notify each other in writing): For SHL: For Customer: SHL Pharma, LLC 588 Jim Moran Boulevard Deerfield Beach, FL 33442 Attention: Managing Director Phone: [***] Email: [***] With a copy to: SHL Medical AG Gubelstrasse 22 6300 Zug Switzerland Attention: Chief Legal Officer Email: [***] On or before May 1, 2023: Xeris Pharmaceuticals, Inc. 180 N. LaSalle Street, Suite 1600 Chicago, Illinois, 60601 After May 1, 2023: Xeris Pharmaceuticals, Inc. 1375 West Fulton Street, Suite 1300 Chicago, Illinois 60607 Attention: John Shannon Email: [***] With a copy to: Attention: Ron de Vera Email: [***] And to: Attn: Legal Department Email: [***] 21. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the state of New York and the United States of America without regard to choice of law provisions.

47 22. DISPUTE RESOLUTION If any dispute arises between the Parties hereto relating to this Agreement, they agree to promptly enter into negotiations by and between executives with full authority to settle such dispute within [***] following delivery of written notice of such dispute. If the executives cannot resolve the dispute, then either Party can resort and seek judicial remedy with venue of the dispute vested in the state courts of New York City, New York. The Parties hereby consent to the personal and exclusive jurisdiction and venue of these courts. 23. FORCE MAJEURE No Party shall be liable for a failure or delay in performing any of its obligations under this Agreement or the applicable Statement of Work if, and only to the extent that, such failure or delay results from causes beyond the reasonable control of the affected Party, including but not limited to acts of God, earthquakes, floods, fires, typhoons, tornados, disruptions of essential services and utilities, strikes, epidemics, war, acts of terrorism, riots, sabotage, or other occurrence which is beyond the control of the Party making the claim (a “Force Majeure Event”). The Party claiming a Force Majeure Event must provide prompt written notice to the other Party of the Force Majeure Event. Such non-performance will be excused for [***] or longer if by written agreement between the Parties; the Party claiming a Force Majeure Event shall exercise Commercially Reasonable Efforts to eliminate or limit the effects of a Force Majeure Event and to resume performance of its affected obligations as soon as practicable. 24. ASSIGNMENT 24.1 No Party may assign this Agreement, including any SOW, in whole or in part, to any third party without the consent of the other, which shall not be unreasonably withheld except that Customer may assign this Agreement and any SOW in connection with the sale of all or substantially all of its assets or Product assets. The Parties’ Affiliates shall not be considered third parties for the purposes of this section. No assignment of this Agreement or any SOW under this section may relieve the assigning Party of its obligations under this Agreement or such SOW. 24.2 The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefits of, the Parties hereto and their respective permitted

48 successors and assigns. 25. REMEDIES Except as otherwise expressly provided herein, the remedies accorded to the Parties under this Agreement are cumulative and in addition to those provided by law, in equity or elsewhere in this Agreement. 26. COUNTERPARTS This Agreement, including any SOW hereunder, may be executed in one or more counterparts, each of which when executed and delivered will be deemed an original and all of which together will constitute one and the same agreement. A signed copy of this Agreement, including any SOW hereunder, delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement or SOW. 27. ELECTRONIC SIGNATURE The Parties agree that this Agreement, including any SOW hereunder, may be electronically signed and that the electronic signatures appearing on this Agreement or any SOW are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. 28. ENTIRE AGREEMENT This Agreement, the appendixes attached hereto, each SOW and the Quality Agreement constitute the entire agreement between the Parties concerning the subject matter contained in this Agreement and supersede all written or oral prior agreements or understanding with respect thereto. No variation or modification of any of the terms or appendixes of this Agreement or any waiver of the terms or provisions hereof shall be valid unless in writing and signed by an authorized representative of each Party. 29. Non-discrimination. If applicable, SHL shall abide by the requirements of 41 CFR Sections 60-1.4(a), 60- 300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities and prohibit discrimination against all individuals based on their race, color religion, sex, sexual orientation, gender identity, or national origin. Moreover, these

49 regulations require that covered service provider and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability. This subcontract may also be subject to Executive Order 13496. Signatures begin on the next page.

50 IN WITNESS WHEREOF, the Parties intending to be legally bound have caused this Agreement to be executed by their duly authorized officers or representatives. Xeris Pharmaceuticals, Inc. By: /s/ John Shannon Name: John Shannon Title: President & COO SHL Pharma, LLC By: /s/Kimberlee Steele Name: Kimberlee Steele Title: Managing Director